EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction

Axiall Holdco, Inc.	Delaware
Axiall, LLC	Delaware
Georgia Gulf Lake Charles, LLC	Delaware
Royal Plastics Group (U.S.A.) Limited	Delaware
Rome Delaware Corporation	Delaware
Rome Acquisition Holding Corporation	Nova Scotia ULC
Royal Window and Door Profiles Plant 13, Inc.	Pennsylvania
Royal Window and Door Profiles Plant 14, Inc.	Washington
Plastic Trends, Inc.	Michigan
Royal Building Products (U.S.A.) Inc.	Delaware
Royal Group, Inc.	Canada
6630987 Canada Inc.	Canada
Eagle Spinco Inc.	Delaware
Axiall Taiwan Ltd	Taiwan
Eagle Holdco 3 LLC	Delaware
Eagle US 2 LLC	Delaware
Axiall Canada, Inc.	Canada
RS CoGen LLC	Louisiana
Axiall Ohio, Inc.	Delaware
Eagle Pipeline, Inc.	Louisiana
PHH Monomers, LLC	Louisiana
Vinyl Solutions, LLC	Delaware
6632149 Canada Inc.	Canada
1299239 Ontario Limited	Ontario
Royal Vinylbilt Limited	Ontario
Roybridge Financing Trust	Quebec
Eagle Natrium LLC	Delaware
Taiwan Chlorine Industries, Ltd.	Taiwan
Shriram Axiall Private Limited	India
Axiall Foundation, Inc.	Georgia
Axiall PAC, Inc.	Georgia
Axiall Noteco, Inc.	Delaware
Advanced Profiles S.A. de C.V.	Mexico
Axiall France SARL	France
Axiall Limited Partnership	Canada
Mexaxiall, S. de R.L. de C.V.	Mexico